EXHIBIT 4.2

FORM OF NOTE

[IF THE NOTE IS A GLOBAL NOTE, INSERT THE FOLLOWING TWO PARAGRAPHS:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER STATING THAT SUCH OFFER, SALE, OR TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 17, 2003, BY AND AMONG THE COMPANY AND THE PERSONS LISTED ON THE SIGNATURE PAGES THERETO (THE “REGISTRATION RIGHTS AGREEMENT”).

NO. 001

CUSIP NO. [ ]
ISSUE PRICE $[ ]

QUADRAMED CORPORATION

SENIOR SECURED NOTE DUE APRIL 1, 2008
Initial Interest Rate 10%

     QuadraMed Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term may include any successor Person, subject to the provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to [if the note is a global note, insert “Cede & Co.”; if the note is a certificated note, insert the name of the purchaser thereof], or registered assigns, the principal sum of [ ] ($[ ]) [if the note is a global note, add: or such greater or lesser amount as may, from time to time, be reflected on Schedule A hereto] on April 1, 2008, and to pay interest thereon from and including the date of initial issuance of Notes under the Indenture, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 2003, at an initial interest rate of 10% per annum (the “Interest Rate”), until the principal hereof is paid or made available for payment. The Interest Rate shall automatically be reduced to 9% immediately following the next Interest Payment Date upon the (i) listing of the Company’s common stock for trading on a U.S. national securities exchange, or (ii) approval for trading on Nasdaq, including the Nasdaq Small Cap Market. On the October 1, 2003 and April 1, 2004 Interest Payment Dates, the Company shall pay the interest due on each such date with a combination of cash and additional Notes as follows: (i) in cash equivalent to 6% per annum of the principal amount; and (ii) in additional Notes having a principal amount equal to the remainder of the cash interest that would have been otherwise payable in the absence of this sentence. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and in such other cities, if any, as the Company may designate in writing to the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

     NO RECOURSE SHALL BE HAD FOR THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THIS NOTE OR FOR ANY CLAIM BASED HEREON, OR OTHERWISE IN RESPECT HEREOF, OR BASED ON OR IN RESPECT OF THE INDENTURE OR ANY INDENTURE SUPPLEMENTAL THERETO AGAINST ANY INCORPORATOR, STOCKHOLDER, OFFICER OR DIRECTOR, AS SUCH, PAST OR PRESENT OR FUTURE OF THE COMPANY OR OF ANY SUCCESSOR THEREOF, WHETHER BY VIRTUE OF ANY CONSTITUTION, STATUTE OR RULE OF LAW, OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY OR OTHERWISE, ALL SUCH LIABILITY BEING, BY THE ACCEPTANCE HEREOF AND AS PART OF THE CONSIDERATION FOR THE ISSUE HEREOF, EXPRESSLY WAIVED AND RELEASED.

     THE PROVISIONS OF THIS NOTE ARE CONTINUED ON THE REVERSE SIDE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

QUADRAMED CORPORATION

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By
Authorized Signatory

Dated:

REVERSE SIDE OF NOTE

     This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Secured Notes due 2008, initial interest rate 10%, (herein called the “Notes”), in initial aggregate principal amount of $71,000,000, issued and to be issued under an Indenture, dated as of April 17, 2003 (the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the Act for a statement of those terms.

     The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice by first class mail, at any time on or after April 17, 2006, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

     If redeemed during the 12-month period beginning April 1 of the years indicated (April 17, in the case of 2006), the redemption price shall be:

Year	Redemption Price

2006	101.50%
2007	100.75%
2008	100.00%

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

     The Indenture provides that if a Change of Control (as defined therein) occurs, each Holder of Notes shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of such Notes to be repurchased, together with accrued interest to the Repurchase Date, but any interest installment the Stated Maturity of which is on or prior to such Repurchase Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption, conversion or repurchase of this Note in part only, a new Note or Notes for the portion hereof not redeemed, converted or repurchased will be issued in the name of the Holder hereof upon the cancellation hereof.

     As provided in the Indenture and the Security Documents and subject to certain limitations set forth therein, the obligations of the Company under the Indenture and the Security Documents are secured by the Collateral as provided in the Security Documents. Each Holder, by accepting a secured Note, agrees to be bound by all the terms and provisions of the Security Documents, as the same may be amended from time to time. The Liens created under the Security Documents shall be released upon the terms and subject to the conditions set forth in the Indenture and the Security Documents.

     If an Event of Default shall occur and be continuing, the principal of all the Notes and interest accrued thereon may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Notes then outstanding.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount at the time Outstanding a written direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein or of the right to convert this Note in accordance with the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - TEN ENT - JT TEN -	as tenants in common as tenants by the entireties as joint tenants with right of Survivorship and not as tenants in common	UNIF GIFT MIN ACT - CUSTODIAN (Cust) (Cust) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

this Note and all (Please insert Social Security or other identifying number of Assignee)

rights thereunder hereby irrevocably constituting and appointing , Attorney, to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranty:

[form continues on next page]

     In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Company; or

3	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6	☐	transferred to an institutional “accredited investor” (as defined in
Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section [ ] of the Indenture; or

7	☐	transferred pursuant to another available exemption from the registration requirements of the securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17d-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

SCHEDULE FOR ENDORSEMENTS ON GLOBAL NOTES

TO REFLECT CHANGES IN PRINCIPAL AMOUNT1

Schedule A

Changes to Principal Amount of Global Notes

Principal Amount of Senior
Secured Notes due 2008, initial
interest rate 10%, by which this
	Global Note is to be Reduced or	Remaining Principal
	Increased, and	Amount of this	Notation
Date	Reason for Reduction or Increase	Global Note	Made By

[1]This should be included only if the Note is issued in global form.